Exhibit99AExhibit 99A

MINUTES

OF THE

MEETING OF THE BOARD OF DIRECTORS

CALL TO ORDER

The Regular Meeting of the Board of Directors of Pismo Coast Village, Inc. was called to order November 11, 2023, by President George Pappi, Jr. at 10:00 a.m. General Manager, Lesley Marr, Executive Assistants, Jessi Adkins and Tina Palmer, Attorney Daniel Chung and Operations Manager, Charles Amian, were guests, and shareholders were in attendance.

PLEDGE OF ALLEGIANCE AND INVOCATION

Mr. Buchaklian led the Pledge of Allegiance at 10:03am and Mr. Johnson gave the invocation at 10:05.

PRESIDENT’S MESSAGE

Mr. Pappi welcomed the Directors and shareholders to the meeting. He thanked the shareholders for their attendance. He expressed his appreciation to management and the staff for all the effort and hard work they gave this year. George introduced the Corporation’s Attorney, Daniel Chung. Mr. Pappi then acknowledged that it was Veteran’s Day. He asked each Vetern Board Member and Shareholder to stand, introduce themselves and in which capacity they served our country. After the introductions were made, George thanked each service member for their time in the military and for selflessly serving our country.

ROLL CALL

Mr. Willems called Roll. All members of the Board were present. Mr. Willems declared a quorum.

PRIOR MINUTES REVIEWED

Mr. Wayne Hardesty moved the minutes of the Board of Directors’ Meeting held September 16, 2023, to be accepted as submitted. Marcus Johnson seconded, and the motion was carried unanimously.

GENERAL MANAGER’S REPORT

Ms. Marr, General Manager, gave her Manager’s Report

Preliminary Financials

September Revenue was $864,994.42.

Total expenses were $628,910.07 which was $155,903.93 under budget.

Net Income for September was $210,472.93.

YTD Net Income $1,204,511.40

The Company continues to be in the black with sizable reserves.

The Resort had a successful few week with hosting the Airstream International Rally, Halloween festivities with Halloween Lane and the Vintage Rally Group.  Fall is always fun at PCV and we look forward to continuing to grow our Fall activities with adding an Oktoberfest for next year.

Our fabulous team has a new team member and 1 returning team member, so please be sure to welcome them to the PCV Family.  We have Justin Lacey joining us in maintenance.  Lynn Collette will be returning as a Trailer Mover on Monday; and we had one Trailer Mover terminated for DOT cause.

September 16, 2023

The Guest Services Reservation team is doing a great job with a number of positive testimonies being shared with us.  Their consistent efforts to provide top level services are greatly appreciated, especially considering the reservation and phone system challenges that they are having to deal with.  In addition to their normal responsibilities for the team have been training and making programming recommendations for the new reservation software.

The Recreation Team is looking for ideas for events and activities to host that would interest our mainly adult guests during the winter season.  We’ve provided a suggestion form to allow for the contribution of ideas.

The team has been working on many projects over the last few months.  As you may have noticed, we are assembling a new shed for the recreation team behind the pool area and completing a new retail wood storage space in the basketball court area.

Celebrating success is an essential aspect of managing a hospitality team. Recognizing and rewarding outstanding performance and achievements is an excellent way to promote a positive work environment and encourage team members to continue performing at their best.  It takes a PC Village to make our shareholders and guest stays exceptional.  Often times, the guest forward positions like reservations and security are rewarded with gratuities from Shareholders; but they couldn’t make your stays exceptional without accounting, storage, trailer movers, store staff, rec team, the Clean Team and maintenance.  Our gratuities policy was designed with that in mind.

We appreciate your generosity, but it takes a village to help our guests make memories.  We request that gratuities and gifts are able to be shared with the entire team.  Our Team loves to eat so we utilize gratuity gift cards to order them lunch or breakfast.  They love pizza, subs, candy, cookies and bunt cakes that are dropped off, but healthy snacks like bagels, fruit and vegetables are also a favorite.  Thanking team members for their extra efforts and letting them know you gave their manager cash, gift cards or arrange to drop off food on a particular day for the team makes sure that everyone is rewarded and recognized.  We appreciate your support in making sure that the entire team feels valued by our Shareholders.

Laundry…. seldom a reason to celebrate, but this month we renewed our vendor agreement with WASH and will be receiving all new washers and dryers.  The current rental fee is 70%, the new rental fee is 69.20%.  Payment options will be mobile and credit/debit swipe.

The arcade agreement expired October 31, 2023; we are engaging proposals from several vendors.

The Operations Team presented our recommendations for CAPEX for 2023-2024 with a focus on addressing facilities code compliance and offering additional opportunities for our shareholders and guests to enjoy the Resort.

September 16, 2023

Garing, Taylor & Associates has completed the application for the new self-storage lot in Nipomo.  We have not received a response from the County, but the process can typically take up to 90 days.

The Archeological Survey I completed in late May but required that we have an inspection of the eucalyptus trees for monarch butterfly activity during their season.  We have scheduled that visit for next week.  The Archeological Survey II has been scheduled to start on November 27, 2023.  We are not expecting to discover anything of significance from either survey.

The Solar Project being managed by Shore Break Energy for Lot A received notice from PG&E that although our initial application was approved, they have determined that since the parcel is not adjacent the project cannot move forward in that location.  Shore Break provides two alternatives.  Option 1 would utilize the 180 S. Dolliver Street lot and Option 2 would place the solar panels on the resort buildings.

The PCV Grill lease renewal contract with Rock and Roll Diner Oceano, Inc. has been approved for a one-year period beginning January 1, 2024, and ending December 31, 2024, at an increased lease rent payment equal to 12% of gross revenues of items offered for sale per month for the term of the contract, and with clarification of maintenance responsibilities in Section 8.  With no changes to the remainder of the lease agreement.

We’re excited about the upcoming technology upgrades but have been delayed till December due to the development of an API integration and porting of our phone numbers for the new phone system.  The process is detailed involved, so we are comfortable with postponing to make sure that the launch is as flawless as possible.  Shareholders will appreciate the que call back feature, saving their place in line on release dates without having to listen to elevator music.

EXECUTIVE AND PERSONNEL & COMPENSATION/BENEFITS COMMITTEE REPORT

Karen King, Chair of the Executive Committee, reported that the Committee met Friday, October 20, 2023, at 10:00 a.m. All the members were present.  The committee was called to order at 10:00 a.m. by Board President, George Pappi, Jr.  He reported that Lesley Marr read her Manager’s Report to the Committee. Charles Amian, Senior Operations Manager, was also in attendance. He discussed the issue of responding to the high-water alarm for the wastewater lift station. Upon inspection it appeared that the pumps were not working. An attempt was made to switch the pumps from automatic to manual pumping with no success. Fluid Resource Management (FRM) was contacted to those who responded within 30 minutes. It was found that pump #1 was broken (between impeller and loop), isolation valves were not working and check valves leaking. Pump #2 was not working but was later restarted and is currently operating normally. Pump #1 was removed for a rebuild with an initial estimate to be provided. There being no further business, the meeting was adjourned at 11:45a.m.

Karen King, Chair of the Executive Committee, reported that the Committee met Friday, November 10, 2023, at 2:30pm. All the members were present except for Jack Williams. The committee was called to order at 2:30. by Board President, George Pappi, Jr. Guests in attendance were General Manager, Lesley Mar, Linda Somers Smith AMMCG LLP and Daniel M Chung, AMMCG LLP. Mr. Pappi introduced our legal resources from AAMCG LLP, who shared their expertise in assisting with our public SEC filings and By Law interpretation as well as helping by engaging with questions during shareholder meetings.

Ms. Marr discussed staffing updates, employees training, guest services and trailer towing efficiencies and technology upgrades. Additionally, Ms. Marr shared updates regarding the storage shed repair construction, Nipomo storage project as being on track, an update on the solar work in progress and the capital expenditures to be presented to the board of directors.

There being no further business, the meeting was adjourned at 4:00 p.m.

September 16, 2023

JOINT AUDIT & FINANCE COMMITTEE REPORT

The Joint Meeting of the Audit and Finance Committees met on November 10, 2023 @ 1:00 p.m.  All the members were present except for Jack Williams. Guests that attended were Karen King and Lindsey Zimmerman, with Brown Armstrong. Suzanne Colvin, Interim Committee Chair, stated that the Auditor’s Report stated that they have what they need and are on schedule to issue their statement on December 10, 2023. The Committees also reviewed the September 30th, 2023, Trial Balance. They reviewed the Capital Expenditure plan, discussed, and supported the following: Solar project, Land Development, Remodel of the Store, and the Guest Services office. Old and New Business discussions included looking at the Employee Bonus Program. There being no further business, the meeting was adjourned at 2:15p.m.

ENVIRONMENTAL, HEALTH & SAFETY ADVISORY COMMITTEE REPORT

Mr. Sam Blank, Chair reported the committee met Friday, November 10, 2023, at 8:30am. All members were in attendance. Mr. George Pappi, Jr. was a Guest. Mr. Blank reported that the accident and injury report from the last 2 months was reviewed. The October and November report regarding the condition of the facility and lots was also reviewed. The Advisories list was updated as well. The formal staff development and training program is being revised and will be in place soon. There being no further business, the meeting was adjourned at 9:30 a.m.

NOMINATING COMMITTEE REPORT

Mr. Nunlist, Chair, reported that the Committee met Friday, November 10, 2023, at 10:00 a.m. All Committee members were present. The guests were George Pappi, Jr, Deon Bozzo, Barbara Boswell, and Rebecca Moore. The Committee discussed procedures for the Board Meeting. They also discussed how the current board members would mentor the newly elected Board Members. The new director’s packet was discussed with the new board members. The meeting was adjourned at 12:10 p.m.

OPERATIONS COMMITTEE REPORT

Mr. Enns, Chair, reported that the Committee met Saturday, November 11, 2023, at 8:30 a.m. All Committee members were present. The committee went over complaints about e-bikes being ridden too fast through the park. They suggest we seek legal counsel and implement any rules that legal counsel may suggest. The Committee also discussed if a current storage customer purchases a new RV and it is bigger or smaller than their current RV, they will be moved to the top of the Storage Waiting List for the new size of trailer rather than being placed at the bottom of the Storage Waiting List. Rodney also presented changes to the way reservations will be made in the future to the Shareholder Manual for 2025 and they were passed with no objections.

SHAREHOLDER COMMENTS:

Dan Souza “has been griping for 20 years” regarding handicap restrooms and nothing being done to change things. Opening the door, being in a wheelchair, is very difficult from the inside. He witnessed a guest not being able to open the door from the inside to get out of the restrooms. Suggested a handicap button that can be pressed from the inside or outside of the restroom and used hospital ER rooms for a reference.

September 16, 2023

Nancy Glandon announced she started the Facebook Shareholders Only Page. She encouraged the Board of Directors to join said Facebook page in order to answer questions presented by members.  Some positive things she had to share were that the return of Music in the Square has been great and all the new furnishings in the Square are beautiful and lovely. Shareholders have also expressed that they also like the new Security Guard Shack. The concerns brought up on said Facebook page are as follows:

Some S.H. feel like the culture is moving away from a family culture to a commercial park. Some also feel that outsourcing the HR Department is not good for the employees. The PCV website seems useless and is not user friendly. For the January Annual Meeting a lot of the people do not want to re-elect the current board. They want a slate of more than 18 volunteers to choose from to vote on. Nancy stated that the current board was “A Good Ol Boys Club” and it needed cleaning up.

Barb H thanked the Corporate office, Maintenance, Administration for Halloween Lane for being such a success this year. It was a dream that started with the feedback being positive and has continued with the help of the participants and the staff helping to promote it.

Jerry informed us that he was a tire salesman for a large portion of his life and tires do have serial numbers that the DOT will look at if one of the trailer moving trucks is pulled over. He also showed his appreciation for everyone’s hard work.

Karen Sudjian stated that she thinks the tire situation (making sure trailer tires are replaced every six years) is a waste of time and doesn’t understand why the tires need to be monitored. Karen also wanted to know why spotting fees are now due up front, as that is a new policy. She also wanted to know why Rapid RV didn’t have records of the roof repairs her daughter had done on their RV through Trailer Hitch. Lesley Marr, General Manager, addressed this issue with the following information: Are trailer moving trucks are all leased vehicles and each driver must submit to the DOT (Department of Transportation) laws. The drivers could lose their livelihood by not complying with the DOT laws. We are using professional drivers with a Class A driver’s license, and we are backing them. Also, there was a 90-day warranty for all RV repairs done through Trailer Hitch. Rapid RV is leased only, and they are not bound by Trailer Hitch repairs.

Robert Thompson spoke up and let the audience know he had 26 trucks on the highway for years. He stated that the DOT WILL stop a driver if they even think a rule is being violated. If one of our drivers gets into an accident, the DOT will investigate. We must abide by the DOT laws.

Rob Thompson spoke again and brought up the spotting fees. He was told that other than having 45 free nights a shareholder receives, they are considered just as the general public. The new system being installed will be able to immediately refund a guest’s credit card, we do not keep credit card information.

Ron Nunlist, Nominating Committee Chair addressed the shareholders and let them know that the committee interviewed six possible candidates and chose three. The new members are Barbara Boswell, Deon Bozzo and Rebecca Moore. The three new Board Members introduced themselves and discussed what their qualifications were that led them to be elected and how they plan to better the Board of Directors.

Mr. Pappi called for a break at 11:11 a.m. and requested to reconvene at 11:20 a.m.

September 16, 2023

General Manager, Lesley Marr, Executive Assistants, Jessi Adkins, and Tina Palmer were present for this Closed Session at 11:20 a.m.

JANUARY MEETING

George let the Board know that by the Annual Meeting in January, we will be paperless. The Corporate Office is purchasing iPads for all members after a vote of which would be preferred, iPad or Android tablets. We will be uploading Board of Directors documents onto the Google Drive and if Board Members have other suggestions and ideas, we are happy to consider them.

ROUND TABLE DISCUSSION

George Pappi, Jr., President addressed the Board Members and let them know how much he appreciated serving as the President of the Board with each member and their support throughout the year. He also thanked each Board Member that served in the military, again, and discussed how important service is to the people they represent on the Board. George stated that the Board is like a family and families have growing pains and that is what strengthens us.

STOCK REPORT

Mr. Willems reported that he had reviewed the stock transfers shown on the Stock Transfers List dated November 11, 2023, and these transfers have met the criteria for changing ownership and have been approved for transfer.

RESOLUTIONS

The following Resolutions were read by Vice President, Secretary Gary Willems and the Board voted on and passed with no objections.

RESOLUTION #1300 /1279

Resolved that the Board accept the Nominating Committee’s recommendation for the slate of nominees for directors for 2023 and to include the slate as Management’s recommendation in the proxy statement to be mailed to shareholders. The recommended slate is as follows:

David Bessom	Deon Bozzo
Sam Blank	Ronald Nunlist
Harry Buchaklian	George Pappi, Jr.
Rodney Enns	Dwight Plumley
Barbara Boswell	Rebecca Moore
Wayne Hardesty	Brian Skaggs
Terris Hughes	Gary Willems
Marcus Johnson	Jack Williams
Karen King	Suzanne Colvin

     RESOLUTION #1301 /1280

     Resolved that the Company hereby fixes December 1, 2023, as the record date to determine those shareholders entitled to notice of and the right to vote at the Annual Meeting of Shareholders to be held January 20, 2024.

September 16, 2023

RESOLUTION #1302 /1281

Resolved that the appropriate officers of the Company be, and they hereby are, authorized and directed to take any other action necessary or appropriate to facilitate the Annual Meeting of Shareholders to be held January 20, 2024.

RESOLUTION #1303/1282

Resolved that the Form of Proxy Statement, Notice to Shareholders, Shareholder Transmittal Letter and Form of Proxy presented to the Board at this meeting are hereby approved, both as to form and content, and adopted, assuming the Form of Proxy is the same as last year’s Form of Proxy with the exception of the proxy holders, and those proxy holders would be the current officers of the Corporation.

Resolved further, that the appropriate officers of the Corporation take any and all action necessary or appropriate to file necessary copies with all cognizant governmental agencies, and to distribute the Proxy materials, once approved by cognizant governmental agencies, to shareholders in anticipation of the Annual Shareholders’ Meeting scheduled for January 20, 2024.

Resolved further that the appropriate officers of the Company, upon the advice of legal counsel, are hereby authorized and directed to make any further changes in the foregoing Proxy materials which may be required by any cognizant governmental agency in order to obtain their approval for the distribution of those materials to shareholders.

RESOLUTION #1305

Resolved that the Board of Director ratifies the renewal of the contract with Rock and Roll Diner Oceano, Inc. for a one-year period beginning January 1, 2024, and ending December 31, 2024, at a lease rent payment equal to 12% of gross revenues of items offered for sale per month for the term of the contract, and with clarification of maintenance responsibilities in Section 8.  With no changes to the remainder of the lease agreement.

     RESOLUTION #1304/1276

Resolved to adopt the Capital Expenditures Budget, which shall not exceed $5,695,330 for Fiscal Year 2023/2024

There being no further business, the meeting was adjourned at 12:15 p.m.

The above minutes of the November 11, 2023, Board of Directors’ Meeting are correct and accepted as presented.

/S/ Gary Willems
Gary Willems, V. P. – Secretary

September 16, 2023